Exhibit 10.11

SECURITIES PURCHASE AGREEMENT

among

VIZIO, Inc.

and

AFE, INC.

dated as of

June 20, 2018

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of June    , 2018, is entered into by and between VIZIO, Inc. (“VIZIO” or the “Company”), a California corporation located at 39 Tesla, Irvine, California, AFE, INC. (“Foxconn” or the “Investor”), a Wisconsin corporation located at

RECITALS

WHEREAS, the Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, shares of the Company’s Class A Common Stock, without par value (the “Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

In addition to capitalized terms defined elsewhere in the Agreement, the following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of California are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Dollars or $” means the lawful currency of the United States.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Investor” has the meaning set forth in the preamble.

“Joinder Agreement” means a joinder agreement or similar agreement by which the Investor agrees to join, and be bound by, the Shareholders Agreement.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Shareholders Agreement” means the Shareholders Agreement of the Company dated as of September 15, 2008, as amended on June 9, 2009, March 26, 2010 and July 24, 2015.

“Side Letter” means the Side Letter among William Wang and Foxconn relating to William Wang’s agreement to vote in favor of Foxconn’s Board nominee, in substantially the form attached hereto as Exhibit 1

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to the Investor, and the Investor shall purchase from the Company, an aggregate of 515,251 Shares at $48.52 per Share for an aggregate purchase price of $24,999,978.52 (the “Purchase Price”). The current capitalization of the Company is set forth in Exhibit 2, and the pro forma capitalization of the Company after the Closing is set forth in Exhibit 3.

2.2 Transactions Effected at the Closing.

(a) At the Closing, the Investor shall deliver to the Company:

(i) the Purchase Price by wire transfer of immediately available funds to the following Company account:

Beneficiary Name: (Required)	VIZIO, Inc.

Beneficiary Account Number: (Required)

Beneficiary Address: (Optional)

Bank Routing Number: (Domestic Wires)

Bank Routing/Swift Code: (Int’l Wires)

Receiving Bank Name:

Receiving Bank Address: (Branch Address)

Receiving Bank Address: (Branch City, State Zip)

(ii) the agreements, documents, instruments or certificates required to be delivered by the Investor at or prior to the Closing pursuant to Section 6.3.

(b) At the Closing, the Company shall deliver to the Investor:

(i) Confirmation of shareholdings in book entry form, evidencing each Investor’s ownership in the Shares.

(ii) the agreements, documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 6.2.

(iii) the Side Letter, executed by William Wang.

2.3 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at ten (10) Business Days after signing of this Agreement, remotely by electronic mail and/or facsimile, at the offices of the Company, or at any other time or on any other date or at any other place or by any other method mutually agreed to by the Company and the Investor in writing (the day on which the Closing takes place, the “Closing Date”).

ARTICLE III

COVENANTS OF THE COMPANY

3.1 Board Seat. In the event that the member of the board of directors of the Company (the “Board”) is no longer or otherwise not designated by Investor’s affiliate, Q-Run Holdings Ltd. pursuant to Section 10 of the Shareholders Agreement, Foxconn shall be entitled to designate one (1) member of the Board.

3.2 Spin-Off. If Company contributes substantially its business, assets, or divisions related thereof, including but not limited to AVOD (Advertising Video on Demand) and/or ACR (Automatic Content Recognition) business, to a newly organized entity for whatever purposes or in whatever methods, and distributes or dividends the equity securities of the newly organized entity to any of its shareholders, the Investor will receive proportional ownership of the spun-off entity.

3.3 Key Controller. The Company covenants that, William Wang, Chairman and CEO of the Company, shall continue to be the key controller/key executive leading the Company.

3.4 Use of Proceeds. The Company covenants that the proceeds received by it from the Investor hereunder shall be used by the Company for working capital, general corporate purpose or growth of the Company’s business activities and shall not be used in investment or similar activities.

3.5 Information Right. The Company shall deliver to the Investor (i) audited annual financial statements within 90 days following year-end, (ii) unaudited quarterly financial statements within 45 days following quarter-end, and (iii) upon reasonable request of the Investor, any other financial information (including any operating metrics) which is required by the Investor to keep it properly informed about the affairs and business of the Company or for the purposes of managing the accounting or tax affairs of the Investor, as soon as practicable after such request and in any event within ten Business Days of the request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

4.1 Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of California and has full corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as presently conducted, and (ii) enter into this Agreement and carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.2 Shares. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable. The Shares, in book entry form, upon issuance at the Closing, will be (i) duly authorized, validly issued, fully paid and non-assessable and (ii) issued in compliance with applicable federal and state securities Laws, (iii) free and clear of any encumbrances, liens, charge, claim, mortgage, option, pledge, or other restriction of any kind, and shall carry the rights contained in the organizational documents and bylaws of the Company.

4.3 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, or (c) any contract or agreement to which the Company is a party or is otherwise subject. To the Company’s knowledge no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby.

4.4 Compliance with Laws; Permits. To the Company’s knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, properties or financial condition of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

4.5 Financial Statements. The Investor has been provided complete copies of the Company’s financial statements, audited by KPMG, consisting of the balance sheet of the Company as of December 31, 2017 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at March 31, 2018 and the related statements of income and retained earnings and stockholders’ equity (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments and to the fact that the Interim Financial Statements do not contain footnotes. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

4.6 Absence of Certain Changes. Since March 31, 2018, (i) the Company has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary course of such business consistent with past practice, and (ii) there has not been (A) any material adverse change or a development involving a prospective adverse change in the financial condition, properties, business, management, general affairs, results of operations or prospects of the Company, (B) any material change by the Company in its principal accounting policies, principles or practices under GAAP; (C) any material amendment to any of its organizational documents and bylaws; (D) any material sales of assets, any acquisition of any person or any division thereof or portion of the assets thereof, or any forgiveness of any debt or waiver or termination of contractual or other rights, in each case, by the Company other than in the ordinary course of its business; or (E) any agreement to do any of the foregoing.

4.7 Title to Assets; Real Property. The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since March 31, 2018.

4.8 Intellectual Property. The Company owns, possesses or has sufficient legal rights to all Company Intellectual Property. The Company Intellectual Property is sufficient for the Company to conduct its business as now conducted and without any known conflict with, or infringement of, the rights of others, including prior employees or consultants with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party, except for those other claims and pending litigation matters expressly set forth in Exhibit 4 which may be related to intellectual property rights. No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. The Company has not received any written communications alleging that the Company has violated any of the intellectual property rights of any other person or entity, other than those claims and pending litigation matters expressly set forth in Exhibit 4. The Company is not aware that any of its officers or employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted. Neither the execution nor delivery of this Agreement and the Joinder Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of its employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company.

4.9 Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries that would reasonably be expected to have the effect of preventing, making illegal or otherwise interfering with the consummation of the transactions hereunder or would have a material adverse effect on the Company, (ii) except as reflected or reserved against in the balance sheet of the Company as of March 31, 2018, obligations or liabilities of the Company or any of its subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which that could reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its subsidiaries, or (iii) other than those claims and pending litigation matters expressly set forth in Exhibit 4. Neither the Company nor any of its subsidiaries is a party to or subject to the non-appealable final order, decree or judgment of any court or Governmental Authority having competent jurisdiction.

4.10 Labor and Employment Matters. To the Company’s knowledge, no material liability has been incurred by the Company for breach of any obligation for contribution to pension, provident, superannuation or retirement benefit funds, schemes or arrangements under which the Company is contractually obligated or required under the applicable Law to provide to any of its current or former employees or any spouse or other dependent of any of the same, or retirement benefits of any kind.

4.11 Tax Matters. The Company has duly and timely filed all tax returns as required by applicable Laws to have been filed by it and all such tax returns are true, accurate and complete in all material respects. The Company has timely paid in full all taxes required to be paid by it and no tax liens (other than for current taxes not yet due or payable) are currently in effect against any of the assets of the Company. To the Company’s knowledge, there are no material unresolved questions or claims concerning any tax liability of the Company.

4.12 Insolvency. No order has been made, petition presented, resolution passed or meeting convened for the termination, liquidation, bankruptcy or dissolution of the Company, and there are no cases or proceedings under any applicable insolvency, reorganization, or similar Laws in any jurisdiction concerning the Company.

4.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.14 Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with applicable laws in relevant jurisdictions. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is subject to compliance with a FTC consent decree.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that the statements contained in this Article V are true and correct as of the date hereof.

5.1 Organization and Authority of the Investor. The Investor is a corporation duly organized, validly existing and in good standing under the Laws of state of Wisconsin. The Investor has full corporation power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Investor of this Agreement, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement has been duly executed and delivered by the Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

5.2 No Conflicts; Consents. The execution, delivery and performance by the Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of the Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Investor; or (c) require the consent, notice or other action by any Person under any contract or agreement to which the Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.3 Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

5.4 Foreign Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for, and continued beneficial ownership of, the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

5.5 Investment Purpose. The Investor is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Investor acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the terms of the Shareholder Agreement.

5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Investor.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

6.2 Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a) This Agreement shall have been executed and delivered by the parties and true and complete copies thereof shall have been delivered to the Investor.

(b) The Company shall have delivered to the Investor a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(c) The representations and warranties set forth in Article IV shall be true and correct as of the Closing Date.

(d) The Company shall have delivered to the Investor the Side Letter, duly executed by William Wang.

(e) The Company shall have delivered, or caused to be delivered, to Investor: confirmation of book entry, evidencing ownership of the Shares.

6.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a) This Agreement shall have been executed and delivered by the parties and true and complete copies thereof shall have been delivered to the Company.

(b) The representations and warranties set forth in Article V shall be true and correct as of the Closing Date.

(c) The Investor shall have entered into a Joinder Agreement agreeing to be bound by the terms of the Shareholders Agreement.

(d) The Investor shall have delivered to the Company the Side Letter, executed by duly authorized representatives of the Investor.

(e) The Investor shall have delivered to the Company cash in an amount equal to the Purchase Price by wire transfer in immediately available funds to the account specified in Section 2.2(a)(i).

ARTICLE VII

TERMINATION

7.1 Method of Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by written agreement among the parties;

(b) by the Company, by giving written notice of termination to the Investor, or by the Investor by giving written notice of termination to the Company, without liability to the terminating party on account of the termination, if a material breach of this Agreement has been committed by the breaching party and the breach has not been cured within 30 days from the receipt of the notice of the breach or waived; provided that termination pursuant to this Section 7.1(b) shall not relieve the breaching party for the breach or otherwise

7.2 Effect of Termination. In the event of termination of this Agreement in accordance with Section 7.1, this Agreement shall thereafter become void and have no effect, and no party shall have any liability to the other parties or their respective affiliates, directors, officers or employees, except for the obligation of the parties contained in this Section 7.2 (Effect of Termination) and in Section 8.3 (Expenses), Section 8.4 (Notice), Section 8.12 (Governing Law; Submission to Jurisdiction). Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the parties prior to termination, unless otherwise agreed in writing by the parties.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival of Representations and Warranties. The warranties and representations of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of two years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, except that (a) all the representations and warranties contained in Sections 4.1, 4.2 and 5.1 and all claims with respect thereto shall survive forever and (b) the representations and warranties contained in Section 4.11 and all claims with respect thereto shall survive until the expiration of the applicable statute of limitations, giving effect to any extensions thereof.

8.2 Public Announcements. No party shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party, except for any press release, public announcement or other public disclosure that is required by applicable law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing party shall have given written notice to the non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing party to review and comment upon the form and substance of such disclosure. The parties may also collaborate on a mutually agreed upon public statement.

8.3 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the second day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.4):

If to the Company:	VIZIO, Inc. 39 Tesla Irvine, California 92620 E-mail: Attention: William Wang, CEO

with a copy to:	VIZIO Legal Department Facsimile: E-mail: Attention: Jerry C. Huang, SVP – General Counsel

If to the Investor:	AFE, Inc.

Facsimile:
E-mail:
Attention:

8.5 Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

8.6 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.7 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.8 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

8.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Investor may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

8.10 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.11 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.12 Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE COUNTY OF ORANGE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.13 Specific Performance. The parties agree that irreparable damage might occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VIZIO, Inc.

By:
Name:
Title:

AFE, INC.

By
Name:
Title:

EXHIBIT 1

FORM OF WILLIAM WANG SIDE LETTER

SIDE LETTER

This side letter (“Side Letter”) is dated as of the date set out below, by and between AFE, INC. (“Investor”) and William Wang (“William Wang”), Chairman and CEO of VIZIO, Inc., a California corporation (the “Company”) in connection with Investor’s purchase of the common stocks of the Company pursuant to the Securities Purchase Agreement (“Agreement”) entered into by and between the Investor and the Company on June 20, 2018.

Investor and William Wang are referred to herein collectively as the “Parties” and each individually as a “Party”. Capitalized terms used but otherwise not defined herein shall have the meaning ascribed to them in the Agreement.

For the purpose of Section 6.2(d) of the Agreement, it is hereby agreed as below:

1. In the event where the Investor is entitled to designate one member of the Board pursuant to Section 3.1 of the Agreement, William Wang shall vote a sufficient number of his shares of capital stock of the Company, and will take all other necessary or desirable actions within his control (whether in his capacity as a shareholder, member of the Board, Chairman or otherwise), in order to cause the Investor’s nominee to be elected to the Board.

2. This Side Letter may be modified only in a writing signed by the Parties, and expressly referencing this Letter.

IN WITNESS WHEREOF, this Side Letter has been made and entered into as of the date and year first above written.

AFE, INC.

By:
Name:
Title:

William Wang

By:
Name:
Title: